Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Synchronoss Technologies Announces Second Quarter 2019 Results

BRIDGEWATER, NJ - August 5, 2019 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, digital and IoT platforms and products, today announced financial results for its second quarter ended June 30, 2019.

Second quarter highlights:

•	Revenue was $77.8 million, including 80 percent recurring revenue, up 1.4 percent compared to $76.7 million in the second quarter of 2018.

•	GAAP net loss for the quarter was $25.0 million, or 61 cents per share, compared to $47.3 million or $1.20 per share in the prior year’s second quarter.

•	Non-GAAP net loss from continuing operations was $11.3 million or 28 cents per share, compared to $18.9 million or 48 cents per share in the prior year’s second quarter.

•
Synchronoss delivered $8.7 million of adjusted EBITDA, compared to break-even adjusted EBITDA in the second quarter of 2018. Adjusted EBITDA margin in the second quarter was 11.1 percent compared to zero percent in last year’s second quarter.

Glenn Lurie, president and chief executive officer, stated, “The second quarter results demonstrate continued progress for Synchronoss. We have now delivered four consecutive quarters of positive adjusted EBITDA, combined with year over year growth in both revenue and EBITDA, enabled by our ongoing focus on meeting customer needs and cost containment. Revenue increased 1.4 percent from the comparable quarter in 2018, and down compared to Q1 2019 as expected, due to seasonality, the large messaging license we recorded during the first quarter, and other items. I’m very pleased with our momentum on the new business development front, as we expanded on our success in 2019 with a new deal for our Out-Of-The-Box Experience (OOBE) platform with AT&T, one of the leading global carriers; a new agreement with Wireless Advocates and Telkom Indonesia for our DXP platform; new IoT partnerships with Arrow Electronics and Tridium, and a Smart Buildings deployments with Rackspace, in partnership with Microsoft and their Azure Cloud Service. Between the deals we have announced in the first quarter of 2019 and those that are in our pipeline and expected to close in the second half, we believe we can deliver accelerating revenue growth through the balance of 2019 and continued improvement into 2020.”

Three Months Ended June 30,
$000s	2019	2018	% Change
Revenues	$77,846	$76,742	1.4%
Net Loss	(25,030)	(47,265)	(47.0)%
Adjusted EBITDA	8,669	12	72,142%

Six Months Ended June 30,
$000s	2019	2018	% Change
Revenues	$165,951	$160,451	3.4%
Net Loss	(52,617)	(87,310)	(39.7)%
Adjusted EBITDA	15,299	(10,773)	NM

New customer agreements and partnerships that the company has announcing include:

•
Synchronoss has announced a commercial agreement for its Digital Experience Platform (DXP) with Wireless Advocates, a leading provider of wireless products and services with more than 600 retail locations in the United States. Wireless Advocates is utilizing every aspect of the Synchronoss DXP platform to optimize their omnichannel sales environment, including Journey Creator, Journey Publisher, Journey Integrator, and Data Analytics across multiple sales channels and multiple paths.

•
Telkom Indonesia has chosen the Synchronoss DXP platform to transform its business processes and to enhance and unify its customer relationship management interactions across all channels. Telekom Indonesia will use DXP to improve its operational agility and support the expansion of digital services that incorporate new media, content and ecommerce offerings.

•
We are partnering with Microsoft to deliver an industry-leading Smart Buildings solution. Our first initiative is a live proof of concept with global technology services provider Rackspace, deploying a smart buildings service to monitor, control, and optimize energy usage and reduce costs at Rackspace’s one-million-square-foot San Antonio headquarters.

•
Synchronoss also announced a partnership with Arrow Electronics, a leading global value-added supply chain and logistics partner to over 200,000 customers worldwide, in which the Synchronoss Smart Buildings Platform will combine with Arrow’s expertise in creating and configuring hardware-based in-building management systems. This partnership will deliver a single, integrated package which telecom operators, system integrators and other service providers can offer to large multi-national companies and organizations to remotely manage their premises’ on-site automated features.

•
Synchronoss is today announcing that it has signed a Developer Agreement with Tridium, a subsidiary of Honeywell and one of the global leaders in smart buildings, to integrate its flagship open framework, Niagara, with the Synchronoss Smart Buildings Solutions to provide data-rich insights for enterprise customers and bring new digital solutions to Tridium's partners across the globe. Synchronoss and Tridium will deliver a scalable solution that provides complete visibility via a single pane-of-glass view into building facility systems as well as the ability to act on real-time alerts, resulting in increased efficiencies, cost savings and security.

•
Earlier this quarter, Synchronoss announced that AT&T will expand how it uses the Synchronoss Out-of-the-Box-Experience (OOBE) by integrating additional mobile offerings into its digital customer onboarding process. This allows new and current AT&T subscribers to effortlessly select value-added third-party products and services offered by AT&T during their device upgrading or activation process and enables frictionless personalized digital journeys as well as the opportunity to drive net new revenue.

Other new business deals announced by Synchronoss in 2019 include:

•
The company signed a substantial new customer for its white label cloud platform, which is expected to launch in the third quarter. Synchronoss expects to provide additional details on this new cloud deal at that time.

•
A partnership with Amazon, in which Synchronoss will become a global service integrator of Amazon products with mobile operators worldwide. As part of this agreement, the Synchronoss DXP platform will be utilized to enable mobile network operators to offer Amazon consumer services such as Amazon Prime, Prime Video, and Amazon Music, and others directly to subscribers as part of their invoice. Amazon and Synchronoss have identified the first six worldwide mobile operators that will be launched under this partnership, and during the quarter we initiated our first integration projects using our DXP Platform. We plan to share more details as these operators launch Amazon services through our efforts.

•	The company joined Microsoft’s Internet of Things (IoT) Accelerate Program and will develop and offer best-of-breed Smart Buildings solutions for enterprises globally.

•	The continued progress of the second phase of the company’s advanced messaging platform in Japan.

•
An agreement with Assurant, a leading provider of device protection insurance, which will utilize the Synchronoss white label cloud platform for its Pocket Geek solution which is offered in their device protection bundles.

David Clark, chief financial officer, added, ”We continue to deliver on our commitment to investors, and financial metrics continue to improve materially for Synchronoss, as demonstrated by the second quarter results. Adjusted EBITDA was $ 8.7 million, a significant improvement from break-even adjusted EBITDA in last year’s second quarter. This was in turn driven by a 15.4 percent improvement in adjusted gross margins, and a 32 percent or $10.9 million reduction in selling, general, and administrative expense, compared to last year’s second quarter. At quarter end, Synchronoss had $78.9 million of cash, cash equivalents, and marketable securities, giving the company ample liquidity to fund ongoing operations and repay the remaining $47 million balance on its convertible debt when it matures in August.”

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call on Monday, August 5, 2019, at 5:00 p.m. (ET) to discuss the company’s financial results. To access this call, dial 1-201-493-6784. Additionally, a live web cast of the conference call will be available on the Investor Relations page on the company’s web site at www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 1-412-317-6671. The replay pass code is 13692691. An archived web cast of this conference call will also be available on the Investor Relations page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income (loss), net income (loss), effective tax rate, earnings (loss) per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs which includes integration costs, restructuring and cease-use lease expense, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Synchronoss Technologies, Inc.
Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, digital and IoT products, supporting hundreds of millions of subscribers across the globe. Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources and its ability to satisfy or refinance its existing debt obligations, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Joe Crivelli
Vice President, Investor Relations
908-566-3131
investor@synchronoss.com

Media:
CCgroup
US: Diane Rose, +1 727-238-7567 or International: Anais Merlin, +44 20 3824 9219
synchronoss@ccgrouppr.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$34,229	$103,771
Restricted cash	381	6,089
Marketable securities, current	44,259	28,230
Accounts receivable, net of allowances of $3,455 and $4,599 at June 30, 2019 and December 31, 2018, respectively	99,928	102,798
Prepaid expenses	28,460	45,058
Other current assets	10,252	8,508
Total current assets	217,509	294,454
Marketable securities, non-current	67	6,658
Property and equipment, net	44,164	67,937
Operating lease right-of-use assets	63,416	—
Goodwill	224,335	224,899
Intangible assets, net	86,649	98,706
Other assets	7,764	8,982
Equity method investment	—	1,619
Total assets	$643,904	$703,255
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,458	$13,576
Accrued expenses	54,247	59,545
Deferred revenues, current	59,574	57,101
Short-term convertible debt, net of debt issuance costs	47,076	113,542
Total current liabilities	179,355	243,764
Lease financing obligation	—	9,494
Operating lease liabilities, non-current	65,141	—
Deferred tax liabilities	638	1,347
Deferred revenues, non-current	44,128	59,841
Other non-current liabilities	6,118	10,797
Redeemable noncontrolling interest	12,500	12,500
Commitments and contingencies
Series A Convertible Participating Perpetual Preferred Stock, $0.0001 par value; 10,000 shares authorized; 202 shares issued and outstanding at June 30, 2019	184,668	176,603
Stockholders’ equity:
Common stock, $0.0001 par value; 100,000 shares authorized, 51,578 and 49,836 shares issued; 44,416 and 42,674 outstanding at June 30, 2019 and December 31, 2018, respectively	5	5
Treasury stock, at cost (7,162 and 7,162 shares at June 30, 2019 and December 31, 2018, respectively)	(82,087)	(82,087)
Additional paid-in capital	531,282	534,673
Accumulated other comprehensive loss	(30,897)	(30,383)
Accumulated deficit	(266,947)	(233,299)
Total stockholders’ equity	151,356	188,909
Total liabilities and stockholders’ equity	$643,904	$703,255

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net revenues	$77,846	$76,742	$165,951	$160,451
Costs and expenses:
Cost of revenues	33,403	39,525	72,356	84,074
Research and development	19,026	20,200	38,707	41,105
Selling, general and administrative	23,080	33,938	52,326	72,048
Net change in contingent consideration obligation	—	—	—	—
Restructuring charges	356	2,778	777	3,886
Depreciation and amortization	20,269	23,401	40,412	46,672
Total costs and expenses	96,134	119,842	204,578	247,785
Loss from continuing operations	(18,288)	(43,100)	(38,627)	(87,334)
Interest income	299	3,763	488	7,315
Interest expense	(463)	(1,318)	(1,048)	(2,565)
Gain on extinguishment of debt	430	—	817	—
Other (expense) income, net	(24)	(23)	439	4,259
Equity method investment loss	(376)	(7)	(1,619)	(212)
Loss from continuing operations, before taxes	(18,422)	(40,685)	(39,550)	(78,537)
Benefit (provision) for income taxes	1,844	(579)	3,235	(704)
Net loss	(16,578)	(41,264)	(36,315)	(79,241)
Net (income) loss attributable to redeemable noncontrolling interests	(593)	1,259	(906)	2,544
Preferred stock dividend	(7,859)	(7,260)	(15,396)	(10,613)
Net loss attributable to Synchronoss	$(25,030)	$(47,265)	$(52,617)	$(87,310)

Earnings per share:
Basic	$(0.61)	$(1.20)	$(1.30)	$(2.14)
Diluted	$(0.61)	$(1.20)	$(1.30)	$(2.14)

Weighted-average common shares outstanding:
Basic	40,810	39,456	40,566	40,812
Diluted	40,810	39,456	40,566	40,812

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net loss	(36,315)	(79,241)
Adjustments to reconcile Net Loss to net cash used in operating activities:
Depreciation and amortization	40,412	46,672
Change in fair value of financial instruments	—	(3,849)
Amortization of debt issuance costs	237	706
(Gain) loss on extinguishment of debt	(817)	—
Accrued PIK interest	—	(7,037)
(Earnings) loss from equity method investments	1,619	212
Amortization of bond premium	(34)	44
Deferred income taxes	(702)	(1,223)
Non-cash interest on leased facility	—	547
Stock-based compensation	11,028	14,824
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	2,870	29,334
Prepaid expenses and other current assets	17,635	(13,415)
Other assets	2,042	1,260
Accounts payable	5,151	8,109
Accrued expenses	(9,569)	(24,685)
Other liabilities	(1,826)	632
Lease obligation interest payment	—	(483)
Deferred revenues	(13,167)	(43,788)
Net cash provided by (used for) operating activities	18,564	(71,381)
Investing activities:
Purchases of property and equipment	(4,940)	(3,820)
Purchases of capitalized software	(5,959)	(8,201)
Purchases of marketable securities available for sale	(37,542)	(13,383)
Maturity of marketable securities available for sale	28,191	1,970
Business acquired, net of cash	—	(9,798)
Net cash used for investing activities	(20,250)	(33,232)
Financing activities:
Extinguishment of outstanding Convertible Senior Notes	(65,887)	—
Proceeds from issuance of preferred stock	—	86,220
Preferred dividend payment	(7,075)	—
Payments for finance leases	(612)	(718)
Net cash (used for) provided by financing activities	(73,574)	85,502
Effect of exchange rate changes on cash	10	(749)
Net decrease in cash, restricted cash and cash equivalents	(75,250)	(19,860)
Cash, restricted cash and cash equivalents, beginning of period	109,860	246,125
Cash, restricted cash and cash equivalents, end of period	$34,610	$226,265

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2019	2018	2019	2018
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$77,846	$76,742	$165,951	$160,451
Less: Cost of revenues	33,403	39,525	72,356	84,074
Gross Profit	44,443	37,217	93,595	76,377
Add / (Less):
Stock-based compensation expense	657	1,300	1,343	2,412
Adjusted Gross Profit	$45,100	$38,517	$94,938	$78,789
Adjusted Gross Margin	57.9%	50.2%	57.2%	49.1%

GAAP loss from continuing operations	(18,288)	(43,100)	(38,627)	(87,334)
Add / (Less):
Stock-based compensation expense	5,474	7,638	11,028	14,822
Acquisition costs	(42)	(10)	(230)	111
Restructuring and cease-use lease expense	474	2,778	1,214	3,886
Amortization expense	7,123	8,396	13,252	16,650
One-Time Expenses due to Restatement, etc.	782	9,305	1,502	15,970
Non-GAAP loss from continuing operations	$(4,477)	$(14,993)	$(11,861)	$(35,895)

GAAP Net loss attributable to Synchronoss	$(25,030)	$(47,265)	$(52,617)	$(87,310)
Add / (Less):
Stock-based compensation expense	5,474	7,638	11,028	14,822
Acquisition costs	(42)	(10)	(230)	111
Restructuring and cease-use lease expense	474	2,778	1,214	3,886
Amortization expense	7,123	8,396	13,252	16,650
Non-GAAP Expenses attributable to Non-Controlling Interest	(39)	(373)	(76)	(746)
One-Time Expenses due to Restatement, etc.	782	9,305	1,502	15,970
Income Tax Effect at Statutory Tax Rates	—	579	—	(4,931)
Non-GAAP Net loss from continuing operations attributable to Synchronoss	$(11,258)	$(18,952)	$(25,927)	$(41,548)

Diluted Non-GAAP Net loss from continuing operations per share	$(0.28)	$(0.48)	$(0.64)	$(1.02)

Weighted shares outstanding - Basic	40,810	39,456	40,566	40,812

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Jun 30, 2019	Jun 30, 2018

Net (loss) income attributable to Synchronoss	$(47,265)	$(54,529)	$(101,909)	$(27,587)	$(25,030)	$(52,617)	$(87,310)
Add / (Less):
Restructuring and cease-use lease expense	2,778	4,539	3,950	740	474	1,214	3,886
Depreciation and amortization	23,401	23,658	47,324	20,143	20,269	40,412	46,672
Interest income	(3,763)	(203)	(252)	(189)	(299)	(488)	(7,315)
Interest Expense	1,318	1,370	976	585	463	1,048	2,565
Gain on Extinguishment of debt	—	—	(1,760)	(387)	(430)	(817)	—
Other Income (expense), net	23	13,439	65,737	(463)	24	(439)	(4,259)
Equity method investment income (loss), net	7	(283)	28,671	1,243	376	1,619	212
Benefit for income taxes	579	(2,308)	(16,290)	(1,391)	(1,844)	(3,235)	704
Net (loss) income attributable to noncontrolling interests	(1,259)	422	(6,715)	313	593	906	(2,544)
Preferred dividend	7,260	7,463	7,517	7,537	7,859	15,396	10,613
Stock-based compensation expense	7,638	7,216	5,566	5,554	5,474	11,028	14,822
Acquisition costs	(10)	38	109	(188)	(42)	(230)	111
One-Time Expenses due to Restatement, etc.	9,305	3,638	800	720	782	1,502	15,970
Net income from discontinued operations, net of taxes	—	—	(18,288)	—	—	—	—
Reclassification of expenses	—	4,900	—	—	—	—	(4,900)
Adjusted EBITDA (non-GAAP)	$12	$9,360	$15,436	$6,630	$8,669	$15,299	$(10,773)

	Three Months Ended Jun 30,		Six Months Ended Jun 30,
	2019	2018	2019	2018
Net Cash (used in) provided by operating activities	$24,248	$(61,992)	$18,564	$(71,381)
Add / (Less):
Capitalized software	(3,255)	(1,154)	(5,959)	(8,201)
Property and equipment	(2,313)	(2,727)	(4,940)	(3,820)
Free Cashflow	$18,680	$(65,873)	$7,665	$(83,402)
Add: One-Time Expenses due to Restatement, etc.	782	9,305	1,502	15,970
Adjusted Free Cashflow	$19,462	$(56,568)	$9,167	$(67,432)